EXHIBIT 11

                       COMPUTATION OF NET LOSS PER SHARE

  Weighted Average # of shares

     Description
    ---------------------------------------------------------------------
     10/1/99 (beginning of Quarter)                             3,806,729
     12/31/99 (end of Quarter)                                  4,185,015
                                                               ----------
     Weighted Average                                           3,869,776
                                                               __________
     Net Loss                                                     (13,018)
                                                               __________
     Profit/share                                                    0.00